[EX.-99.906CERT]
Exhibit (b)
SECTION 906 CERTIFICATIONS
In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:    /s/ Wallace R. Weitz
          Wallace R. Weitz
          President
Date: November 13, 2017
By:    /s/ Kenneth R. Stoll
          Kenneth R. Stoll
          Chief Financial Officer
Date: November 13, 2017